Investor Presentation January 9, 2018 Exhibit 99.1

Cautionary Statements This presentation includes forward-looking information. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this presentation is not a guarantee of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking information contained in this presentation. A number of important factors could cause actual results to differ materially from those contained in or implied by the forward-looking statements, in particular, the achievement of macroeconomic, financial and operational objectives, none of which we can guarantee. As a result, all forward looking financial and operational information included herein are not customary, not delivered in the ordinary course and are highly dependent on factors outside of our control and as a result, are purely indicative in nature. The forward looking financial and operation information presented herein should be considered in light of these factors. Any forward-looking information presented herein is made only as of the date of this presentation, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, changes in future operating results over time or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also disclosed in this presentation certain non-GAAP financial information including EBITDA and adjusted EBITDA. These financial measures are not recognized measures under GAAP, and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Furthermore any transactions described herein are illustrative in nature and subject in all respects to, among other things, due diligence, analysis of tax effects and structure, and negotiation and execution of all necessary document and agreements (including but not limited to intercreditor agreements) and final approval from all stakeholders. Any offer of securities in connection with these materials will only be made in compliance with all applicable securities laws and other laws. These materials shall not and do not constitute, nor shall it be deemed to constitute, a commitment to the illustrative transactions outlined herein and no party shall be obligated in any way by these materials or any of the terms and provisions hereof. These materials do not create and are not intended to create a duty to negotiate in good faith definitive agreements and may not be relied upon as the basis for a contract by estoppel or otherwise, and does not constitute an offer to sell or a solicitation of an offer to buy securities.

Integrated Services Offering Logistics and Well Site Services Water Midstream Fleet of over 600 specialized trucks/trailers & ~3,500 tanks Comprehensive equipment rentals and labor support business Assets well-positioned to meet growing customer demand Disposal Management Freshwater transport via truck, lay flat temporary line and fixed Haynesville fresh water pipeline Trucking and pipeline access reduces transportation costs for E&P companies Haynesville produced water pipeline with 100k/bbl per day potential capacity Environmentally responsible water treatment and disposal 48 salt water disposal wells E&P solids landfill in the heart of Bakken tier 1 acreage

Strategically Located Network of Assets Business driven by drilling activity in key basins Strategy to strengthen and expand market position Northeast: Marcellus and Utica Southern: Eagle Ford, Haynesville Rocky Mountain: Bakken

Serving a Diverse Base of Top E&P Industry Customers Deep, long-standing relationships across the industry

Rig counts expected to increase from 133 in 2016 to 275 in 2020 Active rig count has nearly doubled in just 2 years U.S rig count is expected to rise steadily, but remain below prior peak cycle levels. However,... ...activity per rig has changed the equation for well logistics Number of wells drilled per rig is increasing Favorable Industry Activity Outlook 133 234 264 3,650 6,697 7,684 110% increase from 2016 Source: Spears & Associates, Inc.

Drilling & Completion Water Requirements (NES Basins) 194% increase from 2016 As hydraulically fractured wells become more productive, water demand increases Water Requirements Are Expected to Grow Rapidly Source: Spears & Associates, Inc.

Financial Profile – Improving Performance Source:Company Filings 1. Free Cash Flow = Adj. EBITDA less Net Capex Adjusted EBITDA ($ millions) Revenue ($ millions) Revenues have increased 38% year-over-year and 18% sequentially as of third quarter 2017 Adjusted EBITDA improving significantly as well, up 100% from the prior year period and 223% sequentially

Q3 2017 Year-over-Year Revenue Growth Rocky Mountain 52% Northeast 34% Southern 10% Regional Reporting Segments 9 Months Ended September 30, 2017 Revenue Mix and Performance Nuverra reports financial results across 3 regional segments

Recapitalization Positions Nuverra for Success Emerged from chapter 11 bankruptcy on August 7, 2017 Resulted in significantly improved capital structure Debt to adjusted EBITDA of ~1.5x1 as of September 30, 2017 Reduced debt by more than $400 million through equity conversion Enhanced ability to pursue growth opportunities Fresh start accounting as of July 31, 2017 Depreciation expected to remain elevated through 2018 Adjusted EBITDA as an alternative measure of performance Focus on higher return opportunities Opportunistic asset sales to generate capital to reinvest in growth Source:Company Filings 1. Debt to adjusted EBITDA of ~1.5x is based on Q3 annualized

Key Investment Highlights Well positioned to grow market share and improve returns Opportunity to consolidate a fragmented market Significantly improved capital structure to pursue growth opportunities Better positioned to adapt to cyclical market swings Growing pipeline business provides additional stability to revenue stream Strong new leadership in place to implement strategy

Appendix Reconciliation of Non-GAAP Financials

Non-GAAP Reconciliations 1 2 3 For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the three months ended September 30, 2017. Capital reorganization costs in 2017 represent costs related to the chapter 11 filing incurred prior to the May 1, 2017 filing date. Capital reorganization costs in 2016 represent costs incurred for the debt exchange executed in 2016. Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date including the gain for early extinguishment of debt. 1 2 3